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                                                                   EXHIBIT 23.2




DELOITTE & TOUCHE LLP





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of National Mercantile Bancorp on Form S-8 of our report dated January 23, 1998 appearing in the Annual Report on Form 10-K of National Mercantile Bancorp for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 22, 1998